Exhibit 99.1

Reserve Profile

(1) Q2 2025 statutory reserve split include results from the affiliates of ANAT and AEL.

1

Investment Portfolio Overview

(1) Excludes residual tranche securities that are not rated with a carrying value of $40 million and $27 million of investments in variable interest entities not directly held by ANGI.

2

Commercial Mortgage Loan

(1) Excludes $310 million in mortgages held in SPVs and not directly held by ANGI.

(2) Includes 1% relating to coinsurance funds withheld investments.

3

Adjusted Common Stockholder’s Equity(1) Reconciliation

(1) Total adjusted common stockholder's equity is a non-GAAP financial measure based on common stockholders’ equity excluding the impact of Accumulated other comprehensive income (“AOCI”) and the accumulated after tax impact of certain adjustments related to mark-to-market gains and losses on derivatives and insurance contracts. These adjustments primarily include certain insurance reserve gains and losses, including gains and losses related to asset and liability matching strategies, non-operating adjustments related to changes in cash flow assumptions for future policy benefits, and changes in market risk benefits. We believe our presentation of this non-GAAP metric is useful to investors because it supplements investors' understanding of our operating performance by providing information regarding our ongoing performance that excludes items we believe do not directly affect our core operations. Our presentation of this non-GAAP metric provides investors enhanced comparability of our ongoing performance across years.

4